                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Signal Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


                                             /s/ KPMG LLP


Minneapolis, Minnesota

January 25, 2002